Exhibit 99.1

Rubicon Technology, Inc. Sets Record Date for its

$11.00 per share Cash Distribution

BENSENVILLE, IL., August 12, 2022 (GLOBE NEWSWIRE) – Rubicon Technology, Inc. (Nasdaq: RBCN) (“Rubicon” or the “Company”) announced today that, in connection with the cash tender offer (the “Offer”) by Janel Corporation (“Janel”) for up to 45% of Rubicon’s issued and outstanding common stock, par value $.001 per share (“Common Stock”), the Company’s Board of Directors has set August 23, 2022 (the “Record Date”) as the record date for its cash distribution of $11.00 per share of Common Stock (the “Distribution”). The Distribution and the Record Date are conditioned upon the consummation of the Offer by August 19, 2022. If such condition has occurred it is anticipated that the Distribution will be paid on or about August 29, 2022 (the “Payment Date”).

The payment of the Distribution represents more than 25% of the price per share of Common Stock and therefore NASDAQ has determined that the Common Stock will trade with “due bills,” representing an assignment of the right to receive the Distribution during the period from the Record Date to the ex-dividend date (the “Due Bill Period”). The Common Stock will not trade ex-dividend until August 30, 2022, the first business day after the Payment Date. Stockholders who sell the Common Stock during the Due Bill Period will not be entitled to receive the Distribution. Due bills obligate a seller of Common Stock to deliver the Distribution payable on such Common Stock to the buyer. The due bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Common Stock should consult their broker before trading to be sure they understand the effect of NASDAQ’s due bill procedures.

About Rubicon Technology, Inc.

Rubicon Technology Worldwide LLC, a wholly owned subsidiary of Rubicon Technology, Inc., is an advance materials provider specializing in monocrystalline sapphire products for optical systems and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling the Company to supply custom sapphire products with superior quality and precision. The Company is ISO 9001 certified and ITAR registered. More information is available at Rubicon Technology, Inc.’s website: www.rubicontechnology.com.

Forward-looking statements

Certain statements made in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intend” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include the ability of Rubicon Technology, Inc. and Janel Corporation to complete the Offer, including the parties’ ability to satisfy the conditions set forth in the Offer and the possibility of termination of the Offer, and other statements regarding the timing and the closing of the Offer and transactions contemplated thereby. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from Rubicon Technology, Inc.’s or Janel Corporation’s expectations and projections. Risks and uncertainties include, among other things, uncertainties as to the timing of the Offer and the transactions contemplated thereby; as well as other cautionary statements contained in Rubicon Technology, Inc.’s periodic reports filed with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2021. Rubicon Technology, Inc. does not undertake to update the disclosures made herein, and you are urged to read its filings with the Securities and Exchange Commission.